Exhibit 10.8

PREPARED BY:
Janet G. Mallow, Esq.

WHEN RECORDED RETURN TO:

Riggs, Abney, Neal, Turpen, Orbison & Lewis
Attention: Wendy Walls
502 West Sixth Street
Tulsa, OK 74119-1010

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT
[Oklahoma]

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

     THIS MORTGAGE is made on October 1, 2003 from XETA TECHNOLOGIES, INC., f/k/a XETA Corporation, an Oklahoma corporation, whose address is 1814 W. Tacoma, Broken Arrow, Oklahoma 74012 (the “Mortgagor”), and BANK OF OKLAHOMA, N.A., whose address is P.O. Box 2300, Tulsa, Oklahoma 74192, and its successors and assigns (the “Mortgagee”).

     1.     Specific Definitions. In this Mortgage, the following terms shall have the meanings given below:

1.1 “Borrower” means XETA TECHNOLOGIES, INC., an Oklahoma corporation.

1.2 “Liabilities” means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Mortgagee, and any of its subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term “Liabilities” includes, without limitation, the following:

(i) Separately and collectively, those certain Promissory Notes, dated October 1, 2003 in the original principal amounts of $7,500,000 (maturing September 30, 2004), and $3,374,734.33 and $2,238,333.48 (both maturing

September 30, 2006), each executed and delivered by the Borrower to the Mortgagee;

(ii) The performance of all of the promises and agreements contained in the Mortgage and all Related Documents.

1.3. “Premises” means and includes the following:

(i) The real property, and all the existing or subsequently affixed or erected buildings, structures and improvements on it, described as set forth on Exhibit “A” attached hereto and made a part hereof for all purposes intended, commonly known as 1814 W. Tacoma, Broken Arrow, OK;

(ii) All easements, rights-of-way, licenses, privileges and hereditaments appurtenant to or used in connection with the Premises;

(iii) All land lying in the bed of any road, street, alley or the like, opened, proposed or vacated, public or private, or any strip or gore, adjoining the Premises;

(v) All mineral, coal, oil, gas and water rights, royalties, water courses, ditch rights, water and water stock, timber and timber rights, if any;

(vi) All insurance, condemnation and other awards or payments, including interest, made as a result of: (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, (c) any loss of or damage to any building or other improvement on the Premises, (d) any other injury to or decrease in the value of the Premises, (e) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Premises and (f) the reasonable attorneys’ and fees and court costs;

(vii) All present and future (a) leases, subleases, licenses and other agreements for the use and/or occupancy of the Premises, oral or written, including, without limitation, all extensions, renewals, replacements and holdovers (collectively, the “Leases”) and (b) rents, revenues, income, issues, royalties, profits, bonuses, accounts, cash, security deposits, advance rents and other payments and/or benefits, of every kind or nature, derived from the Leases and/or the Premises, including, without limitation, the Mortgagor’s right to enforce the Leases and to receive and collect all payments and proceeds under the Leases (collectively, the “Rents”);

(viii) All rights to make divisions of the real estate comprising the Premises that are exempt from the platting requirements of all applicable land division or platting acts, as amended from time to time; and

(ix) All licenses, contracts, permits and agreements required or used in connection with the ownership, maintenance or operation of the Premises.

1.4. “Rate Management Transaction” means any transaction, (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower,

and the Mortgagee, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

1.5. “Related Documents” means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with any of the Liabilities.

     2.     Grant. To secure payment of the Liabilities, and for other good and valuable consideration, Mortgagor hereby GRANTS, BARGAINS, SELLS, CONVEYS AND MORTGAGES to the Mortgagee all of the Mortgagor’s right, title and interest, now owned or hereafter acquired, in the “Premises”, and warrants title to the same.

     3.     Secured Indebtedness. The maximum principal sum secured by this Mortgage shall not exceed two million two hundred thirty-eight thousand three hundred thirty-three and 48/100 dollar ($2,238,333.48) at any one time outstanding. This Mortgage shall not apply to any obligation or debt incurred for personal, household or family purposes unless the note or guaranty evidencing such personal, household or family debt expressly states that it is secured by this Mortgage.

     4.     Covenants. The Mortgagor promises and agrees as follows:

4.1 Payment of Liabilities; Performance of Obligations. The Mortgagor shall promptly pay when due, whether by acceleration or otherwise, the Liabilities for which the Mortgagor is liable, and shall promptly perform all obligations to which the Mortgagor has agreed under the terms of this Mortgage and any of the other Related Documents.

4.2 Taxes and Liens. The Mortgagor shall pay, when due, before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions, and other charges which may become a lien prior to this Mortgage. Should the Mortgagor fail to make those payments, the Mortgagee may at its option and at the expense of the Mortgagor, pay the amounts due for the account of the Mortgagor. Upon the request of the Mortgagee, the Mortgagor shall immediately furnish to the Mortgagee all notices of amounts due and receipts evidencing payment. The Mortgagor shall promptly notify’ the Mortgagee of any lien on all or any part of the Premises and shall promptly discharge any unpermitted lien or encumbrance.

4.3 Change in Taxes. In the event of the passage of any law or regulation, state, federal or municipal, subsequent to the date of this Mortgage, which changes or modifies the laws now in force governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting those taxes, the Liabilities shall become due and payable immediately at the option of the Mortgagee.

4.4 Insurance. Until the Liabilities are fully paid, the Mortgagor shall keep the Premises and the present and future buildings and other improvements on the Premises constantly insured for the benefit of the Mortgagee, at replacement cost for the full insurable value, without any reduction based upon the Mortgagor’s acts, against fire and such other hazards and risks customarily covered by the standard form of extended coverage endorsement available in the state where the Premises is located, including risks of vandalism and malicious mischief, and shall further provide flood insurance (if the Premises are situated in an area designated as a flood risk area by the Director of the Federal Emergency Management Agency or as otherwise required by the Flood Disaster Protection Act of 1973 and regulations issued under it), and such other appropriate insurance as the Mortgagee may require from time to time. All insurance policies and renewals must be acceptable to the Mortgagee, must provide for payment to the Mortgagee in the event of loss, regardless of any act or omission by the Mortgagor, must require thirty (30) days notice to the Mortgagee in the event of nonrenewal or cancellation and must be delivered to the Mortgagee within thirty (30) days prior to their respective effective dates. Should the Mortgagor fail to insure or fail to pay the premiums on any insurance or fail to deliver the policies or certificates or renewals to the Mortgagee, then the Mortgagee, at its option, may have the insurance written or renewed, and may pay the premiums, for the account of the Mortgagor. In the event of loss or damage, the proceeds of the insurance shall be paid to the Mortgagee alone. No loss or damage shall itself reduce the Liabilities. The Mortgagee is authorized to adjust and compromise a loss without the consent of the Mortgagor, to collect, receive and receipt for any proceeds in the name of the Mortgagee and the Mortgagor and to endorse the Mortgagor’s name upon any check in payment of proceeds. The proceeds shall be applied first toward reimbursement of all costs and expenses of the Mortgagee in collecting the proceeds and then toward payment of the Liabilities or any portion of it, whether or not then due or payable, or the Mortgagee, at its option, may apply the proceeds, or any part of the proceeds, to the repair or rebuilding of the Premises provided that the Mortgagor (a) is not then or at any time during the course of restoration of the Premises in default under this Mortgage and (b) has complied with all requirements for application of the proceeds to restoration of the Premises as the Mortgagee, in its sole discretion may establish. The Mortgagor shall also provide and maintain comprehensive general liability insurance in such coverage amounts as the Mortgagee may request, with the Mortgagee being named as an additional insured on such policies. Evidence of the renewal of such liability insurance shall be delivered to the Mortgagee at the same time as evidence of the renewal of the property insurance required above must be delivered to the Mortgagee. If the Mortgagor fails to provide such liability insurance, and/or the renewals thereof, or fails to pay the premiums on such liability insurance when such premiums are due, then the Mortgagee may have such liability insurance written or renewed, and may pay the premiums, for the account of the Mortgagor.

4.6 Waste, Abandonment. The Mortgagor shall not abandon the Premises, commit or permit waste on the Premises, or do any other act causing the Premises to become less valuable. The Mortgagor will keep the Premises in good order and repair and in compliance in all material respects with any law, regulation, ordinance or contract affecting the Premises and, from time to time, will make all needful and proper replacements so that all fixtures, improvements and Equipment will at all times be in good condition, fit and proper for their respective purposes. Without limitation of the foregoing, nonpayment of the Charges shall constitute waste. Should the Mortgagor fail to effect any necessary repairs, the Mortgagee may, at its option and at the expense of the Mortgagor, make the repairs for the account of the Mortgagor. The Mortgagor shall use and maintain the Premises in conformance with all applicable laws, ordinances and regulations. The Mortgagee or its authorized agent shall have the right to enter upon and inspect the Premises at all reasonable times. The Mortgagor unconditionally agrees to pay timely all fees with respect to inspections of the Premises.

4.7 Alterations, Removal. No building, structure, improvement, fixture, personal property or Equipment constituting any part of the Premises shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee.

4.8 Payment of Other Obligations. The Mortgagor shall also pay all other obligations which may become liens or charges against the Premises for any present or future repairs or improvements made on the Premises, or for any other goods, services, or utilities furnished to the Premises and shall not permit any lien or charge of any kind securing the repayment of borrowed funds (including the deferred purchase price for any property) to accrue and remain outstanding against the Premises.

     5.     Assignment of Leases and Rents. As additional security for the Liabilities, the Mortgagor assigns to the Mortgagee all the Leases and the Rents of, from or in connection with the Premises and the buildings and improvements thereon and such assignment is effective immediately upon the execution of this Mortgage. This assignment includes an assignment of the right, but not the obligation, to collect, receive, demand, sue for and recover the Rents when due and payable. The Mortgagee shall not exercise any of its rights and remedies under this section until the occurrence of any default under the Liabilities. This assignment shall be operative during any foreclosure or other proceeding taken to enforce this Mortgage and during any redemption period. The Mortgagor will comply with all terms of all the Leases. Upon request of the Mortgagee, the Mortgagor shall deliver to the Mortgagee copies of all the Leases and similar agreements assigned to the Mortgagee pursuant to this section, including all renewals and amendments thereof.

     6.     Assignment of Interest as Tenant or Purchaser. If the Mortgagor’s interest in the Premises is that of a tenant or a purchaser, the Mortgagor also assigns, mortgages and warrants to the Mortgagee, as additional security for the Liabilities, all of the Mortgagor’s right, title and interest in and to any Leases, land contracts or other agreements by which the Mortgagor is leasing or purchasing all or any part of the Premises, including all modifications, renewals and extensions, and all of the Mortgagor’s right, title and interest in and to any purchase options contained in any such Leases or other agreements. The Mortgagor agrees to pay each installment of rent, principal and interest required to be paid by it under any such Lease, land contract or other agreement when each installment becomes due and payable, whether by acceleration or otherwise. The Mortgagor further agrees to pay and perform all of its other obligations under any such Lease, land contract or other agreement.

     If the Mortgagor defaults in the payment of any installment of rent, principal or interest, or in the payment or performance of any other obligation, under any such Lease, land contract or other agreement, the Mortgagee shall have the right, but not the obligation, to pay the installment or installments and to pay or perform the other obligations on behalf of and at the expense of the Mortgagor. If the Mortgagee receives a written notice of the Mortgagor’s default under any such Lease, land contract or other agreement, the Mortgagee may rely on that notice as cause to take any action it deems necessary or reasonable to cure the default, even if the Mortgagor questions or denies the existence or nature of the default.

     7.     Security Agreement. This Mortgage also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect from time to time in the state in which the Premises is located (the “UCC”) and the Mortgagor grants to the Mortgagee a security interest in any Equipment or other personal property included within the definition of the Premises, and all proceeds, products and supporting obligations of any of the foregoing (the “Collateral”). Accordingly, the Mortgagee shall have all of the rights and remedies available to a secured party under the UCC. Upon the occurrence of any default under this Mortgage, the Mortgagee shall have, in addition to the remedies provided by this Mortgage, the right to use any method of disposition of collateral authorized by the UCC with respect to any portion of the Premises subject to the UCC. The Mortgagee shall have the right to require the Mortgagor to assemble the Collateral and make it available to the Mortgagee at a place designated by the Mortgagee which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of the Collateral and distribute the proceeds according to law. Should a default occur, the Mortgagor will pay to the Mortgagee all costs reasonably incurred by the Mortgagee for the purpose of enforcing its rights hereunder, to the extent not prohibited by law, including, without limitation: costs of foreclosure; costs of obtaining money damages; and a reasonable fee for the services of internal and outside attorneys employed or engaged by the Mortgagee for any purpose related to this security agreement, including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or any proceeding. The Mortgagor agrees that upon default the Mortgagee may dispose of any of the Collateral in its then present condition, that the Mortgagee has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Mortgagee’s compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. In connection with the right of the Mortgagee to take possession of the Collateral, the Mortgagee may, without liability on the part of the Mortgagee, take possession of any other items of property in or on the Collateral at the time of taking possession and hold them for the Mortgagor. If there is any statutory requirement for notice, that requirement shall be met if the Mortgagee sends notice to the Mortgagor at least ten (10) days prior to the date of the sale, disposition, or other event giving rise to the required notice. Upon the request of the Mortgagee, the Mortgagor shall execute and file such financing statements and shall take any other action requested by the Mortgagee to perfect and continue as perfected the Mortgagee’s security interests in the Equipment and other personal property included in the definition of the Premises. The Mortgagor shall pay (and shall reimburse the Mortgagee for) all costs, including attorneys’ fees and court costs, of the preparation and filing of any financing statements and the taking of any such other actions. A carbon, photographic or other reproduction of this Mortgage is sufficient as, and can be filed as, a financing statement. The Mortgagee is irrevocably appointed the Mortgagor’s attorney-in-fact to execute any financing statement on the Mortgagor’s behalf covering the Equipment and other personal property, tangible or intangible, that is included within the definition of Premises. Additionally, if permitted by applicable law, the Mortgagor authorizes the Mortgagee to file one or more financing statements related to the security interests created by this Mortgage and further authorizes the Mortgagee, instead of the Mortgagor, to sign such financing statements. The Mortgagor shall execute and deliver, or cause to be executed and delivered, such other documents as the Mortgagee may from time to time request to perfect or to further evidence the security interest created in the Collateral by this Mortgage. The Mortgagor further represents and warrants to the Mortgagee that (a) its principal residence or chief executive office is at the address shown above and (b) the Mortgagor’s name as it appears in this Mortgage is identical to the name of the Mortgagor appearing in the Mortgagor’s organizational documents, as amended, including trust documents. The Mortgagor will not, without the Mortgagee’s prior written consent, change (a) the Mortgagor’s name, (b) the Mortgagor’s business organization, (c) the jurisdiction under which the Mortgagor’s business organization is formed or organized, or (d) the address of the Mortgagor’s chief executive office or principal residence or of any additional places of the Mortgagor’s business.

     8.     Fixture Financing Statement. A part of the Premises constitutes goods which are or are to become fixtures related to the Premises, and it is intended that, as to those goods, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Premises is situated. Information concerning the security interest created by this instrument may be obtained from Mortgagee, as secured party, at the address of Mortgagee stated above. The mailing address of Mortgagor, as debtor, is as stated above.

     9.     Reimbursement of Advances. If the Mortgagor fails to perform any of its obligations under this Mortgage, or if any action or proceeding is commenced which materially affects the Mortgagee’s interest in the Premises (including but not limited to a lien priority dispute, eminent domain, code enforcement, insolvency, bankruptcy or probate proceedings), then the Mortgagee at its sole option may make appearances, disburse sums and take any action it deems necessary to protect its interest (including but not limited to disbursement of reasonable attorneys’ fees and court costs and entry upon the Premises to make repairs). Any amounts disbursed shall become additional Liabilities, shall be immediately due and payable upon notice from the Mortgagee to the Mortgagor, and shall bear interest at the highest rate permitted under any of the instruments evidencing any of the Liabilities. The Mortgagee’s rights under this section shall be in addition to all other rights and remedies of the Mortgagee under this Mortgage and the other Related Documents. Any action taken by the Mortgagee under this section shall not be construed as curing any default that gave rise to such action by the Mortgagee.

     10.     Due on Transfer. If all or any part of the Premises or any interest in the Premises is transferred without the Mortgagee’s prior written consent, the Mortgagee may, at its sole option, declare the Liabilities to be immediately due and payable.

     11.     No Additional Lien. The Mortgagor covenants not to execute any mortgage, security agreement, assignment of leases and rentals or other agreement granting a lien against the interest of the Mortgagor in the Premises without the prior written consent of the Mortgagee, and then only when the document granting that lien expressly provides that it shall be subject to the lien of this Mortgage for the full amount secured by this Mortgage and shall also be subject and subordinate to all present and future leases affecting the Premises.

     12.     Eminent Domain. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any road, alley, or the like, or other injury or damage to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay the Liabilities in accordance with the terms of the Related Documents. By executing this Mortgage, the Mortgagor assigns the entire proceeds of any award or payment and any interest to the Mortgagee. The Mortgagor will notify the Mortgagee of any action or proceeding related to any taking of all or any part of the Premises, shall defend that action or proceeding in consultation with the Mortgagee and shall, if requested by the Mortgagee, deliver to the Mortgagee all documents and instruments that may be required to allow the Mortgagee to directly participate in or control such action or proceeding. The proceeds of any taking or grant in lieu of any taking shall be applied first toward reimbursement of all costs and expenses of the Mortgagee in collecting the proceeds, including reasonable attorneys’ fees and court costs, and then toward payment of the Liabilities, whether or not then due or payable, or the Mortgagee, at its option, may apply the proceeds, or any part, to the alteration, restoration or rebuilding of the Premises.

     13.     Environmental Provisions. As used herein: the term “Hazardous Substance” shall mean any substance, material, or waste that is (a) included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law, (b) listed as hazardous substances by the United States Department of Transportation or by the Environmental Protection Agency, or (c) petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical; and the term “Environmental Law” shall mean any federal, state or local law, rule, regulation, decision, policy or guideline, pertaining to Hazardous Substances, or protection of the environment, and all present and future amendments thereto. Except as disclosed in writing by the Mortgagor to the Mortgagee, the Mortgagor represents and warrants to the Mortgagee that (i) neither the Premises nor the Mortgagor are in violation of any Environmental Law applicable to the Premises, or are subject to any existing, pending or threatened governmental investigation pertaining to the Premises, or are subject to any remedial obligation or lien under or in connection with any Environmental Law, (ii) the Mortgagor has no actual knowledge or notice of the presence or release of Hazardous Substances in, on or around any part of the Premises or the soil, groundwater or soil vapor on or under the Premises, or the migration of any Hazardous Substance, from or to any other property in the vicinity of the Premises; and (iii) the Mortgagor’s intended future use of the Premises will not result in the release of any Hazardous Substance in, on or around any part of the Premises or in the soil, groundwater or soil vapor on or under the Premises, or the migration of any Hazardous Substance from or to any other property in the vicinity of the Premises.

     The Mortgagor shall neither use nor permit any third party to use, generate, manufacture, produce, store, or release, on, under or about the Premises, or transfer to or from the Premises, any Hazardous Substance, except in compliance with all Environmental Laws, and shall otherwise comply, at the Mortgagor’s sole expense and responsibility, with all Environmental Laws, provided that if any such occurrence shall nevertheless happen, the Mortgagor shall promptly remedy such condition, at its sole expense and responsibility. The Mortgagor shall not permit any environmental liens to be placed on any portion of the Premises. The Mortgagor shall promptly notify the Mortgagee in writing if (a) any of the representations and warranties herein are no longer accurate, (b) there may be any Hazardous Substance in, on or around the Premises or the soil, groundwater or soil vapor on or under the Premises, or (c) any violation of any Environmental Law on or affecting or otherwise in respect of the Premises has occurred. The Mortgagee and its agents shall have the right, and are hereby authorized, at any reasonable time to enter upon the Premises for the purposes of observing the Premises, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on the Premises, or taking such other actions as the Mortgagee deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Premises following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Premises, that, if true, could jeopardize the Mortgagee’s security for the Liabilities. All reasonable costs and expenses paid or incurred by the Mortgagee in the exercise of any such rights shall be secured hereby and shall be payable by the Mortgagor upon demand.

     The Mortgagor shall indemnify and hold the Mortgagee harmless from, for and against any and all actions, causes of action, claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys’ fees, experts’, engineers’ and consultants’ fees, and costs and expenses of investigation, testing, remediation and dispute resolution) (collectively referred to as “Environmental Costs”) that directly or indirectly arise out of or relate in any way to: (a) Any investigation, cleanup, removal, remediation, or restoration work of site conditions of the Premises relating to Hazardous Substances; (b) Any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Premises; (c) Any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Premises; (d) Any actual or alleged past or present violation of any Environmental Law relating to the Premises; (e) Any lien on any part of the Premises under any Environmental Law; or (f) Breach of any representation or warranty by or covenant of the Mortgagor herein. Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting from the gross negligence or willful misconduct of the Mortgagee, or (ii) matters resulting solely from the actions of the Mortgagee taken after the Mortgagee has taken title to, or exclusive possession of the Premises, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Premises, which condition was not caused by the Mortgagee. The foregoing indemnity is expressly intended to include, and does include, any Environmental Costs arising as a result of any strict liability imposed or threatened to be imposed on the Mortgagee in connection with any of the indemnified matters described in this Section or arising as a result of the negligence of the Mortgagee in connection with such matters. This indemnity shall continue in full force and effect and shall survive the payment and performance of the Liabilities, the release of record of the lien, or any foreclosure (or action in lieu thereof), of this Mortgage, the exercise by the Mortgagee of any other remedy under this Mortgage or any other document or instrument evidencing or securing the Liabilities, and any suit, proceeding or judgment against the Mortgagor by the Mortgagee hereon.

     14.     Events of Default; Remedies. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default occurs by anyone under the terms of this Mortgage or any Related Document, then the Mortgagee may exercise all of the rights, powers and remedies expressly or impliedly conferred on or reserved to it under this Mortgage or any other Related Document, or now or later existing at law or in equity, including without limitation the following: (i) the Mortgagee may declare the Liabilities to be immediately due, (ii) the Mortgagee may proceed at law or in equity to collect the Liabilities, foreclose this Mortgage or otherwise pursue any of its rights or remedies available at law, in equity, pursuant to this Mortgage or pursuant to any of the other Related Documents and (iii) the Mortgagee may exercise any of its rights, powers or remedies pursuant to the 13CC.

14.1 Power of Sale. The Mortgagor hereby confers on the Mortgagee the power to sell the Premises described in this Mortgage and the interests of persons therein in the manner provided in the Oklahoma Power of Sale Mortgage Foreclosure Act [Title 46, Okla. Stat. (1991), § 40, et seq.] as the same may be amended from time to time (the “Act”) or other applicable statutory authority. Such power of sale shall be exercised by giving the Mortgagor Notice of Intent to Foreclose by Power of Sale and setting forth, among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within which such cure may be effected, all in compliance with and as may be required by the Act or other applicable statutory authority. If no cure is effected within the statutory time limits, the Mortgagee may accelerate the indebtedness secured hereby without further notice (the aforementioned statutory cure period shall run concurrently with any contractual provisions for notice and opportunity to cure), and the Mortgagee may then proceed in the manner and subject to and as required by the conditions of the Act or other applicable statutory authority to send to the Mortgagor and other necessary parties a Notice of Sale and to sell and convey the Premises in accordance with the Act or other applicable statutory authority. The sale shall be made at one or more sales, as an entirety or in parcels, upon such notice, at such time and places, subject to all conditions and with the proceeds thereof to be applied all as provided in said Act or other applicable statutory authority. No action of the Mortgagee based upon the provisions contained herein or contained in the Act, including, without limitation, the giving of the Notice of Intent to Foreclose by Power of Sale or the Notice of Sale, shall constitute an election of remedies which would preclude the Mortgagee from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure.

14.2 Judicial Foreclosure. Whether or not proceedings have been commenced by the exercise of the power of sale above given, the Mortgagee, in lieu of proceeding with the power of sale, may at its option declare the whole amount of the indebtedness secured by this Mortgage remaining unpaid, immediately due and payable without notice, and the Mortgagee may then proceed by suit or suits in equity or at law to foreclose this Mortgage remaining unpaid, immediately due and payable without notice, and the Mortgagee may then proceed by suit or suits in equity or at law to foreclose this Mortgage. Appraisement of the Premises is hereby waived or not waived at the option of the Mortgagee, such option to be exercised at or prior to the time judgment is rendered in such judicial foreclosure.

14.3 Appointment of Receiver. The Mortgagee shall have the immediate and continuing right to appointment of a receiver for the Mortgaged Property as provided by law [Title 12, Okla. Stat. (1991), § 1551, et seq.] as amended, and the Mortgagor specifically consents and agrees to appointment of a receiver for the Premises after any default hereunder. Without limitation, the receiver shall have the power to protect and preserve the Premises, operate the Premises prior to and during any foreclosure proceedings, to collect the Rents and apply the proceeds, over and above the costs of the receivership, to the Liabilities. The receiver shall serve without bond, if permitted by law.

14.4 Foreclosure of Security Interest. In addition to all other remedies described or referenced in this Mortgage, the Mortgagee, at its sole subjective discretion, may have all or any part of the personal property combined with the Premises covered hereby and sold together with such Premises as an entirety at any foreclosure sale, or the Mortgagee, at its option, may proceed solely or separately against the personal property or any part thereof and have the same sold separately as provided by the Uniform Commercial Code of the State of Oklahoma, either in one parcel or in such parcels, manner or order as the Mortgagee, in its sole subjective discretion may elect; the Mortgagee shall have the right to take immediate and exclusive possession of the personal property or any part thereof and for that purpose may, with or without judicial process, enter upon any premises on which the personal property or any part thereof may be situated and remove the same therefrom; the Mortgagee shall be entitled to hold, maintain, preserve and prepare the personal property for sale until disposed of, or may propose to retain the personal property subject to the Mortgagor’s right of redemption in partial or total satisfaction of the Mortgagor’s obligations as provided in the Uniform Commercial Code of the State of Oklahoma; the Mortgagee without removal may render the personal property unusable and dispose of the personal property on the Mortgagor’s premises; the Mortgagee may require the Mortgagor to assemble the personal property and make it available to the Mortgagee for its possession at a place to be designated by the Mortgagee which is reasonably convenient to both parties; unless the personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Mortgagee shall give the Mortgagor at least ten (10) days notice of the time and place of any public sale or any personal property or of the time after which any private sale or other intended dispositions thereof is to be made, by United States registered or certified mail, postage prepaid, addressed to the Mortgagor at the address provided in this Mortgage, which provisions for notice the Mortgagor and the Mortgagee agree are reasonable; the Mortgagee may buy all or part of the personal property at any public sale, and if the personal property is of a type which is subject to widely distributed standard price quotations. The Mortgagee may buy at private sale; and further, the Mortgagee shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code of the State of Oklahoma. The Mortgagee shall be entitled to exercise any and all other rights and remedies available by applicable laws and judicial decisions.

14.5 No Waiver. In the event the Mortgagee shall elect to selectively and successfully enforce its rights under this Mortgage or any other documents or instruments securing payment of the Liabilities, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security interest securing payment of the Liabilities. The foreclosure of any lien provided pursuant to this Mortgage without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Mortgagee might obtain as a result of such selective and successive foreclosure.

14.6 Sale of Parcels. In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Premises may be sold in one parcel and as an entity or in such parcels, manner or order as the Mortgagee in its sole discretion may elect.

By executing this Mortgage, the Mortgagor waives, in the event of a foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies in this Mortgage, any right otherwise available in respect to marshalling of assets which secure the Liabilities or to require the Mortgagee to pursue its remedies against any other such assets. The Mortgagor waives all errors and imperfections in any proceedings instituted by the Mortgagee to enforce any of its rights and remedies. The exercise of any one right or remedy by the Mortgagee under this Mortgage or any of the other Related Documents shall not impair or waive the Mortgagee’s right to exercise any other rights or remedies available to it at law, in equity, under this Mortgage or under any of the other Related Documents, all such rights and remedies being cumulative. All fees, costs and expenses incurred by the Mortgagee in pursuing or enforcing its rights and remedies at law, in equity, under this Mortgage or under any of the other Related Documents, whether or not a lawsuit or legal action is filed, including attorneys’ fees and court costs, shall be payable by the Mortgagor to the Mortgagee on demand and shall be secured by this Mortgage.

     15.     Pledge. If the Mortgagor is not liable for all or any part of the Liabilities, then the Mortgagor agrees that:

15.1 If any moneys become available from any source other than the Premises that the Mortgagee can apply to the Liabilities, the Mortgagee may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this Mortgage.

15.2 The Mortgagee may take any action against the Borrower, the Premises or any other collateral for the Liabilities, or any other person liable for any of the Liabilities.

15.3 The Mortgagee may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Premises in whole or in part or any other collateral for the Liabilities, and need not perfect a security interest in the Premises or any other collateral for the Liabilities.

15.4 The Mortgagee does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Premises or any other collateral for the Liabilities, or exercise any right of setoff.

15.5 Without notice or demand and without affecting the Mortgagor’s obligations hereunder, from time to time, the Mortgagee is authorized to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, waive or release any such collateral; (d) proceed against the Premises or any other collateral for the Liabilities and direct the order or manner of sale as the Mortgagee in its discretion may determine; and (e) apply any and all payments received by the Mortgagee in connection with the Liabilities, or recoveries from the Premises or any other collateral for the Liabilities, in such order or manner as the Mortgagee in its discretion may determine.

15.6 The Mortgagor’s obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Mortgagee, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, (c) any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.

15.7 The Mortgagor expressly consents to any impairment of any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest and release of any other collateral for the Liabilities and any such impairment or release shall not affect the Mortgagor’s obligations hereunder.

15.8 The Mortgagor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Premises, until the Borrower and the Mortgagor have fully performed all their obligations to the Mortgagee, even if those obligations are not covered by this Mortgage.

15.9 The Mortgagor waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended, (b) any right the Mortgagor may have to receive notice of the following matters before the Mortgagee enforces any of its rights: (i) the Mortgagee’s acceptance of this Mortgage, (ii) any credit that the Mortgagee extends to the Borrower, (iii) the Borrower’s default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Mortgagee takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Mortgagee to proceed against the Borrower, any other obligor or guarantor of the Liabilities, the Premises or any other collateral for the Liabilities, or pursue any remedy in the Mortgagee’s power to pursue, (d) any defense based on any claim that the Mortgagor’s obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Mortgagor’s obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. The Mortgagee may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

15.10 The Mortgagor agrees that to the extent any payment is received by the Mortgagee in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Mortgagee or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Mortgage shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Mortgagee is in possession of this Mortgage, and, to the extent of such payment or repayment by the Mortgagee, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made. If this Mortgage must be reinstated, the Mortgagor agrees to execute and deliver to the Mortgagee any new mortgages and agreements, if necessary or if requested by the Mortgagee, in form and substance acceptable to the Mortgagee, covering the Premises.

15.11 Any rights of the Mortgagor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to the Mortgagor by the Borrower, or to withdraw capital invested by the Mortgagor in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Mortgagee of the Liabilities. The Mortgagor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this Mortgage shall be received by the Mortgagor in trust for the Mortgagee. The Mortgagor agrees to fully cooperate with the Mortgagee and not to delay, impede or otherwise interfere with the efforts of the Mortgagee to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Mortgagee’s collateral free and clear of all liens. The foregoing notwithstanding, until the occurrence of any default, the Mortgagor is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on the Mortgagor attributable to the Mortgagor’s ownership interest in the Borrower, if any.

     16.     Representations by the Mortgagor. Each Mortgagor represents that: (a) it is well and truly seized of good and marketable fee simple title to the real property comprising the Premises and it is the lawful owner of the personal property comprising the Premises, subject only to Permitted Encumbrances; (b) the execution and delivery of this Mortgage and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound or require the consent or approval of any governmental authority or any third party; (c) this Mortgage is a valid and binding agreement enforceable according to its terms; (d) any balance sheets, profit and loss statements, and other financial statements furnished to the Mortgagee in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates; and (e) it shall not permit any proceedings in foreclosure or otherwise that would affect the Premises. Each Mortgagor, other than a natural person, further represents that: (i) it is duly organized, existing and in good standing pursuant to the laws under which it is organized and (ii) the execution and delivery of this Mortgage and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body and (B) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

     17.     Notice. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Mortgagee, at its main office if no other address of the Mortgagee is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. “Delivery Day” means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This notice provision shall be inapplicable to any judicial or non-judicial proceeding where state law governs the manner and timing of notices in foreclosure or receivership proceedings.

     18.     Miscellaneous. If any provision of this Mortgage is in conflict with any statute or rule of law or is otherwise unenforceable for any reason whatsoever, then that provision is null and void to the extent of the conflict or unenforceability and shall be severed from but shall not invalidate any other provision of this Mortgage. No waiver by the Mortgagee of any right or remedy granted or failure to insist on strict performance by the Mortgagor waives any other right or remedy of the Mortgagee or waives or bars the subsequent exercise of the same right or remedy by the Mortgagee for any subsequent default by the Mortgagor. All rights and remedies of the Mortgagee are cumulative.

     These promises and agreements bind and these rights benefit the parties and their respective successors and assigns. If there is more than one Mortgagor, the obligations under this Mortgage are joint and several. The Mortgagor agrees that the Mortgagee may at any time sell or transfer one or more participation interests in all or any part of the Liabilities to one or more purchasers whether or not related to the Mortgagee.

     This Mortgage and the Related Documents constitute the entire understanding of the parties hereto and may not be amended or altered except by a written instrument that has been signed by the party(ies) against which enforcement of the amendment or alteration is sought.

     Captions in this Mortgage are for convenience of reference only and do not limit the provisions of this Mortgage.

     Time is of the essence in this Mortgage.

     19.     Governing Law and Venue. This Mortgage is delivered in the State of Oklahoma and governed by Oklahoma law (without giving effect to its laws of conflicts); provided, however, that if the real estate that is the subject of this Mortgage is located in another state, the laws of such other state shall govern the validity, enforceability, perfection, priority, construction, effect, enforcement and remedies with respect to this Mortgage, but nothing herein shall be construed to provide that the laws of any state other than the State of Oklahoma shall apply to the obligations and indebtedness secured by this Mortgage. The parties agree that any legal action or proceeding with respect to any of its obligations under this Mortgage shall be brought by the Mortgagee exclusively in state or federal court located in Tulsa County of the State of Oklahoma and that proper venue shall lie only in such courts. By the execution and delivery of this Mortgage, the Mortgagor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of those courts. The Mortgagor waives any claim that the State of Oklahoma is not a convenient forum or the proper venue for any such suit, action or proceeding.

     20.     Indemnification. In addition to the indemnification provisions described in the section captioned “Environmental Provisions” of this Mortgage, the Mortgagor agrees to indemnify, defend and hold the Mortgagee, or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person’s attorneys’ fees) (collectively, the “Claims”) which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person’s sole, concurrent, or contributory negligence) arising out of or relating to this Mortgage; the Mortgagor’s use of the property covered by this Mortgage; the exercise of the rights and remedies granted under this Mortgage (including, without limitation, the enforcement of this Mortgage and the defense of any Indemnified Person’s action or inaction in connection with this Mortgage); and in connection with the Mortgagor’s failure to perform all of the Mortgagor’s obligations under this Mortgage, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this section shall survive the termination of this Mortgage and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person. The Mortgagor’s indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance earner to perform any obligation on its part under any insurance policy or policies affecting the Mortgagor’s assets or the Mortgagor’s business activities. Should any Claim be made or brought against any

Indemnified Person by reason of any event as to which the Mortgagor’s indemnification obligations apply, then, upon any Indemnified Person’s demand, the Mortgagor, at its sole cost and expense, shall defend such Claim in the Mortgagor’s name, if necessary, by the attorneys for the Mortgagor’s insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Mortgagor and to assist in its defense and the Mortgagor agrees to pay the fees and disbursements of such attorneys.

     21.     Material Information. The Mortgagee acknowledges Section 10.1 of the Revolving Credit and Term Loan Agreement, dated of even date herewith between the parties, regarding its obligations surrounding the possession of material, non-public information. , the Mortgagor agrees that the Mortgagee may, subject to such obligations, provide any information or knowledge the Mortgagee may have about the Mortgagor or about any matter relating to this Mortgage or the Related Documents to any of its subsidiaries or affiliates or their successors. Any dissemination of material, non-public information to any party not listed in the foregoing sentence shall only be made subsequent to such party signing a non-disclosure agreement in a form satisfactory to Mortgagee.

     22.     Relationship of the Parties. This Mortgage is given as an incentive to a lending transaction between the Mortgagee and the Mortgagor, and in no event shall the Mortgagee be construed or held to be a partner, joint venturer or associate of the Mortgagor in the conduct of business of the Mortgagor on or about the Premises or otherwise, nor shall the Mortgagee be liable for any debts or obligations incurred by the Mortgagor in the conduct of such business, it being understood and agreed that the relationship of the parties is and at all times shall remain that of lender and borrower.

     23.     Mineral Interests. The Mortgagor acknowledges that any exploration or drilling for oil, gas or other minerals in, on, about, or through the Premises would waste and impair the value of the Premises as security for the payment of the Liabilities, and the Mortgagor covenants and agrees that it will not explore or drill for any oil, gas or other minerals, or consent, permit, authorize or otherwise agree to any exploration or drilling of any oil, gas or other minerals in, on or through the Premises, without first obtaining from the Mortgagee written permission, which permission may be granted or withheld on such terms as the Mortgagee, in its sole subjective discretion, deems appropriate and shall not be valid until recorded. However, the Mortgagor does not own any of such oil, gas and other minerals, and the Mortgagor may not be able to prevent third party owners and lessees thereof from exercising their rights to explore or drill for such oil, gas and other minerals. If any other mineral owner, mineral lessee or other third party explores or drills or undertakes to explore or drill for any oil, gas or other minerals in, on, under or through the Premises which exploration or drilling would, in the reasonable judgment of the Mortgagee, waste or impair the value of the Premises as security for the payment of the Liabilities, then the Mortgagor further covenants and agrees to pay over unto the Mortgagee any and all moneys, proceeds, awards or judgments received by the Mortgagor representing damages or payment in lieu thereof occasioned by such exploration or drilling, which moneys, proceeds, awards or judgments when received by the Mortgagee shall be applied towards the Liabilities.

MORTGAGOR:

XETA TECHNOLOGIES, INC.

By: /s/ Robert B. Wagner

Name: Robert B. Wagner
Title: CFO

ACKNOWLEDGMENT

STATE OF OKLAHOMA	)
	)	ss.
COUNTY OF TULSA	)

     This instrument was acknowledged before me on this 1st day of October, 2003 by Robert B. Wagner, as CFO of XETA TECHNOLOGIES, INC., an Oklahoma corporation.

/s/ LaTisha O’Neal

Notary Public My Commission Expires: 05/04/07
Commission No. 03005686 (SEAL)

Exhibit “A”

(Legal Description)

Part of Lot One (1), Block One (1), GREENWAY BUSINESS PARK III, an Addition to the City of Broken Arrow, Tulsa County, State of Oklahoma, according to the Recorded Plat No. 4796, being more particularly described as follows:

Beginning at a point 466 feet East of the Northwest corner of said Lot 1; thence S 89°53’46” E 643.85 feet; thence N 35°58’48” E 170 feet; thence Southeasterly 52.65 feet along a curve to the left with a radius of 717.36 feet and a tangent bearing of S 54°01“12” E; thence S 58°13’32” E 156.16 feet; thence Southeasterly 161.88 feet along a curve to the left with a radius of 441.39 feet; thence S 41°03’02” W 393.26 feet; thence South 60.20 feet; thence S 00°02’00” W 263.30 feet; to a point on the North right-of-way line of West Tacoma Street; thence continuing along said right-of-way the following: N 89°55’59” W 155.22 feet; Northwesterly 118.36 feet along a curve to the right with a radius of 276.21 feet; N 65°20’27” W 14.17 feet; Westerly 137.44 feet along a curve to the left with a radius of 320.21 feet; N 89°55’59” W 260 feet; Southwesterly 140.56 feet along a curve to the left with a radius of 540.65 feet; thence N 00°18’14” E 610.86 feet to the point of beginning.

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